Exhibit 5.1

Raines Feldman, LLP

9720 Wilshire Boulevard, Suite 500

Beverly Hills, California 90212

Ladies and Gentlemen:

We have acted as counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 of the Company (as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 31, 2014 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the sale or resale of (i) up to 11,000,000 shares of Common Stock of the Company, $0.001 par value, and (ii) up to 13,750,000 shares of the Company’s Common Stock that may be obtained upon the exercise of the warrants (the “Warrants”) (as described in the Registration Statement) (the “Warrant Shares”). The Common Stock and the Warrant Shares are referred to herein as the “Securities.”

In rendering the opinions expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”): (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles”), (iii) the By-laws of the Company, as amended to date (the “By-Laws”), and (iv) such other certificates, authorizing resolutions, certifications of officers of the Company, public records, documents, and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion letter, subject to the limitations, assumptions, and qualifications noted below.

In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.

We further assume that: (i) prior to the issuance of any Warrant Shares, there will exist, under the Articles, the requisite number of authorized but unissued shares of Common Stock; (ii) for shares of Common Stock or Warrant Shares represented by stock certificates (“Stock Certificates”), appropriate Stock Certificates representing shares of Common Stock or Warrant Shares will comply with the Articles and By-Laws and applicable law; and (iii) the Registration Statement will have been declared effective and will remain effective under the Securities Act at all times during which the Securities are sold thereunder.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that

1.	The shares of Common Stock registered for sale by the Selling Stockholders under the Registration Statement have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable.

2.	The Warrant Shares registered for sale by the Selling Stockholders under the Registration Statement have been duly authorized by all necessary corporate action of the Company, and when issued, paid for, sold, and delivered in accordance with the terms of the applicable Warrant(s), and as described in the Registration Statement, and if applicable any prospectus supplement, will be validly issued, fully paid, and non-assessable.

We do not express any opinion herein concerning any law other than the California Corporations Code and the Nevada Revised Statutes as in effect on the date hereof. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other state, federal or foreign laws, or as to any matters of municipal law or the laws of any local agencies within any state.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. Our opinion speaks only as of the date hereof and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of circumstances or events which may occur subsequent to this date.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act (“Item 601”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601, and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Raines Feldman LLP